UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

INFORMATION STATEMENT

SCHEDULE 14C
(RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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BAYWOOD INTERNATIONAL, INC.
(Name of Registrant As Specified in Charter)

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BAYWOOD INTERNATIONAL, INC.
14950 N. 83rd PLACE, SUITE 1
SCOTTSDALE, AZ 85260
(480) 951-3956

To Our Stockholders:

The purpose of this letter is to inform you that we intend to take the following actions:

•	amend our Articles of Incorporation, as amended, by written consent of our stockholders to increase the authorized shares of our common stock from 200,000,000 shares to 500,000,000 shares,

•
amend our Articles of Incorporation, as amended, to authorize our Board of Directors to effectuate a reverse split of our issued and outstanding shares of common stock in the ratio of 1:2 to 1:20, as determined in the sole discretion of our Board of Directors, and

•	amend our Articles of Incorporation, as amended, to lower the par value of our Preferred Stock from $1.00 per share to $0.001 per share.

WE ARE NOT ASKING FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of a majority of stockholders satisfies any applicable stockholder voting requirement of the Nevada Revised Statutes, our Articles of Incorporation, as amended, and our Amended and Restated By-Laws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes only and explains the terms of the amendment of our Articles of Incorporation, as amended. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors,

By:	/s/ Karl H. Rullich
Karl H. Rullich
Secretary

July 9, 2007

Baywood International, Inc.
14950 N.83rd Place, Suite 1
Scottsdale, AZ 85260 (480) 951-3956

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement will be mailed on or about July 17, 2007 to the stockholders of record of Baywood International, Inc., at the close of business on September 28, 2006 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part. This Information Statement is being furnished to our stockholders to inform you of the adoption of a resolution by written consent by the holders of a majority of the outstanding shares of our common stock, par value $0.001.

The resolution gives us the authority to amend our Articles of Incorporation, as amended, to increase the authorized shares of our common stock from 200,000,000 shares to 500,000,000 shares, to effectuate a reverse split of our issued and outstanding shares of common stock in the ratio of 1:2 to 1:20, as determined in the sole discretion of our Board of Directors, and to reduce the par value of our Preferred Stock from $1.00 per share to $0.001 per share.

VOTING INFORMATION

As of the Record Date of September 28, 2006, we had authorized 200,000,000 shares of common stock, of which 42,387,288 shares were issued and outstanding. Each share of common stock has one vote.

A majority of votes representing 74.4% of votes cast by holders of our common stock have executed a written consent in favor of the action to increase the authorized shares of our common stock from 200,000,000 shares to 500,000,000 shares, to effectuate a reverse split of our issued and outstanding shares of common stock in the ratio of 1:2 to 1:20, as determined in the sole discretion of our Board of Directors, and to lower the par value of our Preferred Stock from $1.00 per share to $0.001 per share.

This consent satisfies the stockholder approval requirement for the proposed actions. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that the action contemplated herein will be effected on or about the close of business on August 6, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ON THE RECORD DATE

The following table sets forth certain information concerning the beneficial ownership of our outstanding classes of stock as of September 28, 2006, by each person known by us to own beneficially more than 5% of each class, by each of our directors and executive officers and by all directors and executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on September 28, 2006, plus shares of common stock subject to options, warrants and conversion rights held by such person on September 28, 2006 and exercisable or convertible within 60 days thereafter.

Name and Address of Beneficial Owner (1)	Common Shares Beneficially Owned	Percent of Class (2)

Neil Reithinger (3)	2,622,640	5.0%

Karl H. Rullich (4)	1,247,000	2.4%

O. Lee Tawes, III (5)	17,244,461	32.6%

All directors, nominees, and named executive officers as a group (three people)	21,114,101	40.0%

(1)           Unless otherwise indicated, the mailing address for each party listed is c/o Baywood International, Inc., 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260.

(2)           The number of shares issued and outstanding on September 28, 2006 was 42,387,288 shares.

(3)           Mr. Reithinger is our Chairman of the Board, President and Chief Executive Officer.  He holds 1,852,640 common shares; an option granted January 29, 1997, which expires January 29, 2007 to purchase 20,000 common shares at $0.42 per share; an option granted February 26, 1998, which expires February 26, 2008 to purchase 100,000 common shares at $0.13 per share; and an option granted May 13, 1999, which expires May 13, 2009 to purchase 650,000 common shares at $0.15 per share.

(4)           Mr. Rullich is our Vice-President, Secretary and a Director.  Mr. Rullich beneficially owns 1,247,000 common shares, and 5,625 shares Class F preferred stock with a stated value of $450,000.

(5)           Mr. Tawes is a Director.  Mr. Tawes beneficially owns 6,849,650 common shares; an option granted March 22, 2002, which expires March 22, 2012 to purchase 200,000 common shares at $0.08 per share; a warrant to purchase 600,000 common shares at an exercise price of $0.05 per share; a warrant to purchase 967,544 common shares at an exercise price of $0.02 per share; a warrant to purchase 483,773 common shares at an exercise price of $0.04 per share; a warrant to purchase 241,886 common shares at an exercise price of $0.08 per share; a warrant to purchase 161,258 common shares at an exercise price of $0.12 per share; 154,807 shares of Class H preferred stock that are convertible into 7,740,350 and 6,085 shares of Class F preferred stock with a stated value of $486,800.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF JUNE 6, 2007

The following table sets forth certain information concerning the beneficial ownership of our outstanding classes of stock as of June 6, 2007, by each person known by us to own beneficially more than 5% of each class, by each of our directors and executive officers and by all directors and executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on June 6, 2007, plus shares of common stock subject to options, warrants and conversion rights held by such person on June 6, 2007 and exercisable or convertible within 60 days thereafter.

Name and Address of Beneficial Owner (1)	Common Shares Beneficially Owned	Percent of Class (2)

Neil Reithinger (3)	16,752,640	7.5%

Karl H. Rullich (4)	19,372,000	8.7%

O. Lee Tawes, III (5)	63,142,985	28.2%

Thomas Pinkowski (6)	20,350,000	9.1%

All directors and current executive officers as a group (three people)	119,617,625	53.4%

(1)           Unless otherwise indicated, the mailing address for each party listed is c/o Baywood International, Inc., 14950 North 83rd Place, Suite 1, Scottsdale, Arizona  85260.

(2)           The number of shares issued and outstanding as of June 6, 2007 is 66,762,887 shares.

(3)           Mr. Reithinger is our Chairman of the Board, President and Chief Executive Officer.  Mr. Reithinger beneficially owns 4,152,640 common shares; an option granted February 26, 1998, which expires February 26, 2008 to purchase 100,000 common shares at $0.13 per share; an option granted May 13, 1999, which expires May 13, 2009 to purchase 2,500,000 common shares at $0.15 per share; and an option granted April 5, 2007, which expires April 5, 2017 to purchase 10,000,000 common shares at $0.05 per share.

(4)           Mr. Rullich is our Vice-President, Secretary and a Director.  Mr. Rullich beneficially owns 19,372,000 common shares.

(5)           Mr. Tawes is a director.  Mr. Tawes beneficially owns 40,488,524 common shares; an option granted March 22, 2002, which expires March 22, 2012 to purchase 200,000 common shares at $0.08 per share; a warrant to purchase 600,000 common shares at an exercise price of $0.05 per share; a warrant to purchase 967,544 common shares at an exercise price of $0.02 per share; a warrant to purchase 483,773 common shares at an exercise price of $0.04 per share; a warrant to purchase 241,886 common shares at an exercise price of $0.08 per share; a warrant to purchase 161,258 common shares at an exercise price of $0.12 per share; a warrant to purchase 2,500,000 common shares at an exercise price of $0.02 per share; a warrant to purchase 5,000,000 common shares at an exercise price of $0.02 per share; and 50,000 shares of Series I Preferred Stock that are convertible into 12,500,000 shares of common stock.

(6)           Mr. Pinkowski is a Vice President of our Company and the President of our newly acquired subsidiary, Nutritional Specialties, Inc.  Mr. Pinkowski beneficially owns 20,000,000 common shares and a warrant to purchase 350,000 common shares at an exercise price of $0.05.

REASON FOR APPROVAL AND GENERAL EFFECT OF INCREASING AUTHORIZED COMMON STOCK

Our Articles of Incorporation, as amended, currently authorize us to issue 200,000,000 shares of common stock.  As of June 6, 2007, we had 66,762,887 shares of common stock issued and outstanding, leaving us with an insufficient number of shares of common stock available to satisfy our current obligations to issue shares upon the conversion of convertible promissory notes and the exercise of warrants that we issued as part of an acquisition effective March 30, 2007.

On March 30, 2007, we acquired, through our wholly-owned subsidiary Baywood Acquisition, Inc., substantially all of the assets, and assumed certain liabilities, of Nutritional Specialties, Inc., d/b/a LifeTime(R) or LifeTime(R) Vitamins, a California corporation.  LifeTime is a nutraceutical company established in 1988 and specializes in the development, marketing and distribution of its own brands under the LifeTime(R) name.  LifeTime's brands currently consist of approximately 370 products that are sold directly to independent and chain health food stores, pharmacies, natural food stores, and other direct-to-consumer channels across the United States.  In addition, LifeTime's products are sold internationally through distributors in Canada, Croatia, Turkey, England, Dubai, Holland, Sweden, Portugal and certain parts of Asia.

As consideration for the acquisition of Nutritional Specialties, we agreed to pay $7,600,000 in cash and

•	issue 22,000,000 shares of our common stock,

•	issue $700,000 of 8% Unsecured Promissory Notes,

•	issue $600,000 of 8% Unsecured Convertible Promissory Notes,

•	assume indebtedness of approximately $1,100,000, and

•	issue a five-year warrant to purchase 700,000 shares of our common stock at an exercise price of $0.05 per share.

The Notes are payable in equal quarterly installments over a two year period, commencing on June 30, 2007, with interest accruing from March 30, 2007.  The 8% Unsecured Convertible Promissory Notes are convertible into shares of our common stock at a conversion price of $0.05 per share, subject to adjustment for stock splits, combinations and other similar events.

In connection with the acquisition, we raised an aggregate of $10,215,000 through the sale of our securities to a group of accredited investors including:

•
$5,215,000 in an offering of Units, with each Unit consisting of 5,000 shares of Series I 8% Cumulative Convertible Preferred Stock, convertible into 1,250,000 shares of our common stock at $0.04 per share, and a five-year warrant to purchase 250,000 shares of common stock at an exercise price of $0.02 per share,

•	the issuance of 10% Notes in an aggregate principal amount of $1,000,000,

•	the issuance of a 12% 2007 Bridge Note in the principal amount of $2,000,000, and

•	bank financing in an aggregate principal amount of $2,000,000, consisting of a $1,500,000 term loan and $500,000 line of credit.

The purchasers of the 10% Notes were issued warrants to purchase 10,000,000 shares of  our common stock at an exercise price of $0.02 per share, and the purchaser of the 12% 2007 Bridge Note was issued warrants to purchase 4,000,000 shares of our common stock at an exercise price of $0.05 per share.

The Units were offered and sold through an exclusive placement agent.  We agreed to pay the placement agent:

•
commissions equal to 9% of the gross proceeds of the offering, 5% of the proceeds of the issuance of the 10% Notes and the 12% 2007 Bridge Note, and 2% of the proceeds of the bank financing, for a total of $632,350 payable in cash, and

•
a five-year warrant  to purchase such number of shares of common stock equal to 9% of the total number of shares of our common stock issuable upon conversion of  the Convertible Preferred Stock sold in the offering and 9% of the total number of shares of our common stock that would  be issuable upon conversion of the 10% Notes and the 12% Bridge Note sold in the offering, calculated as if the 10% Notes and the 12% Bridge Note were fully convertible into shares of our common stock at a conversion price of $0.04 per share,  but not to exceed in the aggregate of 23,625,000 shares, exercisable at a price per share equal to $0.04.

Upon the completion of the initial offering of the Units, we issued to the placement agent a warrant to purchase 18,483,750 shares of our common stock.  We also agreed to:

•	pay the placement agent a non-accountable expense allowance of $50,000, and

•	indemnify the placement agent for certain liabilities, including liabilities under the Securities Act.

Prior to the above transaction, we had 42,667,288 shares of common stock outstanding.  Assuming the maximum number of 150 Units are sold in the offering, we will have outstanding 750,000 shares of Series I 8% Cumulative Convertible Preferred Stock and 37,500,000 warrants at an exercise price of $0.02 per share.  Assuming conversion of all Preferred Stock and convertible notes and exercise of all warrants, we will have an additional 367,667,863 shares of common stock outstanding.  Based on the foregoing, and assuming the exercise of all other outstanding options and warrants and the conversion of other series of preferred stock, we would have outstanding, on a fully diluted basis, a total of approximately 410,335,151 shares of common stock which exceeds our current authorized limit of 200,000,000 shares.

Additionally, after satisfying the obligations described above, we believe we need to increase our authorized shares of common stock so that we can efficiently continue to grow our operations. An increase in the authorized number of shares of common stock will enable us to take advantage of various potential business opportunities through the issuance of our securities, including, without limitation, issuing stock dividends to existing stockholders, providing equity incentives to employees, officers or directors, establishing certain strategic relationships with other companies and expanding our business through acquisitions. We do not currently have any plans for acquisitions.

DESCRIPTION OF COMMON STOCK

The additional shares of common stock to be authorized for issuance will possess rights identical to the currently authorized common stock. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. All voting is on a non-cumulative basis. The stockholders of common stock do not have any preemptive rights. The amendment to authorize the issuance of additional shares of common stock will not have any effect on the par value of the common stock. Nevertheless, the issuance of such additionally authorized shares of common stock would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future. The issuance of additional shares will have the effect of diluting the earnings per share or book value per share of the outstanding shares of common stock or the stock ownership or voting rights of a stockholder.

POTENTIAL ANTI-TAKEOVER EFFECTS OF THE AMENDMENT TO INCREASE AUTHORIZED SHARES

The increase in the number of authorized shares of common stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control without further action by the stockholders. Subject to applicable law and stock exchange requirements, we could issue shares of authorized and unissued common stock in one or more transactions that would make a change of control more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of common stock or the stock ownership and voting rights of a person seeking to obtain control of our Company. The increase in authorized shares is reflected in our proposed Articles of Amendment included with this proxy as Exhibit A.

FINANCIAL INFORMATION

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

INDEPENDENT AUDITORS' REPORT

To the Stockholders of Nutritional Specialties, Inc.:

We have audited the accompanying balance sheet of Nutritional Specialties, Inc. as of August 31, 2006, and the related statements of operations, stockholders’ equity, and cash flows for each of the two years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Nutritional Specialties, Inc. as of August 31, 2006, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
June 8, 2007

Audited balance sheet of Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime Vitamin® as of August 31, 2006 and audited statements of income and cash flows for the fiscal years ended August 31, 2006 and August 31, 2005.

ASSETS
Current Assets
Cash and cash equivalents	$417,870
Accounts receivable, net of allowance of doubtful accounts of $127,567	1,020,218
Inventory	1,125,686
Prepaid expenses	87,630
Total current assets	2,651,404
Property and equipment, net	49,198
Other Assets
Deposits	8,025
Total other assets	8,025
Total assets	$2,708,627
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$788,024
Accrued expenses	185,363
Long-term debt, current portion	119,689
Capital leases, current portion	3,302
Total current liabilities	1,096,378
Long-term Debt, less current portion	1,118,329
Capital Leases, less current portion	6,493
Total liabilities	2,221,200
Stockholders' Equity
Common stock, no par value, authorized 200,000 shares; issued 160,000 shares, at stated value	40,000
Additional paid-in capital	107,000
Retained earnings	1,640,427
Treasury stock, 40,000 shares, at cost	(1,200,000)
Subscription receivable	(100,000)
Total stockholders' equity	487,427
Total liabilities and stockholders' equity	$2,708,627

	2006	2005
Revenue	$11,944,205	$10,621,687

Cost of Sales	6,883,547	6,321,416
Gross profit	5,060,658	4,300,271

Operating Expenses
Selling expenses	2,190,349	2,142,110
General and administrative expenses	1,628,750	1,482,355

Total operating expenses	3,819,099	3,624,465

Income from operations	1,241,559	675,806

Other Income (Expenses)
Interest Expense	(25,553)	(19,735)
Other Income	38,882	22,921

Total other income	13,329	3,186

Net Income	$1,254,888	$678,992

			Additional					Total
	Common Stock		Paid-in	Retained	Treasury Stock		Subscription	Stockholders'
	Shares	Amount	Capital	Earnings	Shares	Amount	Receivable	Equity
Balance at August 31, 2004	160,000	$40,000	$107,000	$586,547	40,000	$(800,000)	$-	$(66,453)

Sale of treasury stock					40,000	800,000	(100,000)	700,000
Distributions to stockholders				(20,000)				(20,000)
Net income				678,992				678,992

Balance at August 31, 2005	160,000	40,000	107,000	1,245,539	-		(100,000)	1,292,539

Purchase of treasury stock					40,000	(1,200,000)		(1,200,000)
Distributions to Stockholders				(860,000)				(860,000)
Net income				1,254,888				1,254,888

Balance at August 31, 2006	160,000	$40,000	$107,000	$1,640,427	40,000	$(1,200,000)	$(100,000)	$487,427

NUTRITIONAL SPECIALTIES, INC.

STATEMENTS OF CASH FLOWS
For the years ended August 31, 2006 and 2005

	2006	2005
Cash Flows from Operating Activities
Net income	$1,254,888	$678,992
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation	38,873	22,689
Changes in assets and liabilities
Accounts receivable	(122,427)	(176,570)
Inventory	(143,928)	95,177
Prepaids and other assets	63,736	(126,349)
Accounts payable and accrued expenses	(305,055)	182,841
Net cash provided by operating activities	786,087	676,780
Cash Flows from Investing Activities

Property and equipment acquisitions	(5,939)	(55,058)
Net cash used by investing activities	(5,939)	(55,058)
Cash Flows from Financing Activities
Payments on debt	(111,026)	(692,974)
Distributions to stockholders	(860,000)	(20,000)
Contributions from stockholder	-	700,000
Net cash used by financing activities	(971,026)	(12,974)
Net change in cash and cash equivalents	(190,878)	608,748
Cash and cash equivalents, beginning of year	608,748	-
Cash and cash equivalents, end of year	$417,870	$608,748

Supplemental Cash Flow Information:
Interest paid on cash basis	$25,553	$23,269

Noncash Financing Activity:
Note payable issued for purchase of treasury stock	$1,200,000	$-
Note receivable for sale of treasury stock	$-	$100,000

1.	NATURE OF BUSINESS

Nutritional Specialties, Inc. d/b/a LifeTime Nutrition was incorporated in California on January 22, 1988 and is located in Orange, California.  The Company is a wholesaler of health products, vitamins and related supplements.  Its customers primarily include independently owned retailers and also some national chains both in the United States and internationally.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents– Cash and cash equivalents includes all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. At times cash deposits may exceed government insured limits.  At August 31, 2006, cash deposits exceeded those insured limits by $825,150.

Accounts receivable– Accounts receivable consists of amounts due from customers for product sales.  Credit is extended based on evaluations of a customer’s credit worthiness and generally collateral is not required.  Customers without favorable credit history with the Company must use credit cards or are COD.  The Company uses the allowance method for recognizing bad debts, allowing for all accounts with balances greater than 120 days.  Such accounts are written off against the allowance when deemed to be uncollectible.  At August 31, 2006, the allowance for doubtful accounts was $127,567.  The Company generally does not charge interest on past due accounts.

Inventory– Inventory consists primarily of finished product, certain raw materials and packaging and labeling materials, and are recorded at the lower of cost or market on a first-in, first-out basis.  The Company does not process raw materials but rather has third party suppliers formulate, encapsulate and package finished goods.

Revenue recognition– Revenue is recognized when the product is shipped.  Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted.  All returns must be authorized in advance. If returned, customers are responsible for returning merchandise in resalable condition.  Full credit cannot be given for merchandise that has been defaced, marked, stamped, or priced in any way.

Income taxes– The Company has elected to be taxed under Subchapter S of the Internal Revenue Code.  As such, the Company’s profits and losses are reported in the individual income tax returns of the stockholders.  Accordingly, no income tax provision is included in these financial statements.

Property and equipment– Property and equipment is stated at cost less accumulated depreciation. Depreciation is recorded using accelerated methods, which are substantially the same as generally accepted accounting principles, over the estimated useful lives of the assets of 5 - 39 years.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising– Advertising costs are included in selling expenses on the statements of operations and are expensed as incurred.  Advertising expense amounted to $214,102 for the year ended August 31, 2006 and $341,340 for the year ended August 31, 2005.

Shipping and handling– Expenses for shipping are recorded at the time of shipment.  Shipping expenses of approximately $627,000 for the year ended August 31, 2006 and $685,000 for the year ended August 31, 2005 are included in selling expenses in the accompanying statement of operations.  Warehouse handling expenses are recorded when incurred and are included in general and administrative expenses.

Financial Instruments– Financial instruments consist primarily of cash, accounts receivable, and obligations under accounts payable and accrued expenses.  The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments and market interest rates.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Actual results could differ from those estimates.

3.	INVENTORY

Inventory consisted of the following as of August 31, 2006:

Finished goods	$862,891
Raw materials	164,419
Labels and packaging materials	128,424
Expired and reserved inventory	(30,048)
$1,125,686

4.	PROPERTY AND EQUIPMENT

Property and Equipment consists of the following as of August 31, 2006:

Computer and other equipment	$62,167
Machinery and equipment	47,506
Furniture and fixtures	28,496
Leasehold improvements	29,300
167,469
Less: accumulated depreciation	(118,271)
Property and Equipment, net	$49,198

5.	RELATED PARTY TRANSACTIONS

Two vendors are owned by stockholders of the Company.  Purchases from NHK Laboratories, Inc. and Best Formulations, Inc. amounted to approximately $2,787,000 and $722,000, respectively, for the year ended August 31, 2006 and approximately $4,046,000 and $465,000, respectively, for the year ended August 31, 2005.

The Company paid consulting fees of $50,000 to an individual related by marriage to one of the Company’s stockholders during the year ended August 31, 2006.

6.	LEASE COMMITMENTS

Office Operating Lease
In May 2005, the Company entered into a 36-month operating lease for its office and warehouse space which expires in 2008.  Rent expense was $79,554 for the year ended August 31, 2006 and $100,197 for the year ended August 31, 2005.

The future minimum payments under this lease for years ending August 31 are as follows:

2007	$77,648
2008	66,440
Total	$144,088

Equipment Capital Lease
The Company leases certain equipment for a five year period which is recorded as a capital lease.  Total lease payments, including interest, for the years ended August 31, 2006 and 2005 were $3,723.  The equipment is included in property and equipment at carrying value of $21,114 less accumulated amortization of $8,798.

The future minimum payments under this lease for years ending August 31 are as follows:

2007	$3,723
2008	3,723
2009	3,102
Total	10,548
Less: Imputed interest	(753)
Total	$9,795

7.	LINE OF CREDIT

On May 20, 2005, the Company entered into a line of credit agreement with a financial institution for $852,000.  The line of credit has an interest rate of 1.0% above prime.  The line of credit is collateralized by substantially all the assets of the Company and is guaranteed by its stockholders.  As of August 31, 2006, there were no amounts outstanding on this line of credit.

In addition, on May 20, 2005, the Company entered into a line of credit agreement with a financial institution for $50,000.  The line of credit is collateralized by substantially all the assets of the Company and guaranteed by its stockholders.  As of August 31, 2006, there were no amounts outstanding on this line of credit.

8.	LONG-TERM DEBT

Long-term debt consists of the following:

Note payable to the estate of a former stockholder, due in monthly payments of $12,117, including interest at 5%, due May 2013. The note is unsecured.	$1,120,263

Loan payable to a financial institution, due in monthly payments of $2,808, including interest at 5.22%, due June 2010, collateralized by all assets of the Company.	117,755

Total long-term debt	1,238,018

Less current portion	119,689
$1,118,329

Scheduled principal payments for the years ending August 31 are as follows:

2007	$119,689
2008	125,877
2009	132,386
2010	134,734
2011	111,676
Thereafter	613,656
$1,238,018

9.	TREASURY STOCK

In December 2004, a stockholder of the Company purchased 40,000 shares of common stock, which was held by the Company as treasury stock, for $700,000 in cash and a subscription note receivable for $100,000.  The note accrues interest at four percent and is payable at the earlier of disposition of the stock or sale of the Company, as defined.

In May 2006, the Company purchased 40,000 shares of common stock from the estate of a former stockholder for $1,200,000 under the terms of a buy/sell agreement.  See Notes 8 and 13.

10.	CONCENTRATION RISK

At August 31, 2006, approximately 21% of trade accounts receivable was due from one customer.  For the year ended August 31, 2006, net sales relating to this customer were approximately $931,000.

At August 31, 2006, approximately 52% and 20% of accounts payable were due to two vendors.  For the year ended August 31, 2006, purchases relating to these two vendors were approximately $2,787,000 and $1,241,000, respectively.  At August 31, 2005, purchases relating to one vendor were approximately $4,046,000.

11.	GEOGRAPHIC AREA DATA

The Company operates in only one reportable segment and holds all of its assets in the United States. Their product lines primarily include nutritional and dietary supplements.  The Company generates revenue from numerous customers, primarily in the United States.  However, the Company also generates revenue from international sales.  For the year ending August 31, 2006, sales to customers in Canada, Croatia, and Turkey were approximately $914,000, $326,000, and $931,000, respectively.  For the year ended August 31, 2005 sales to customers in Canada, Croatia and Turkey were approximately $965,000, $266,000 and $588,000, respectively.

12.	PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan for employees with one year of service and who are at least 18 years of age.  Employee contributions are matched by the Company up to four percent of the employees compensation.  The Company contributed $12,035 to the Plan during the year ended August 31, 2006 and $8,828 for the year ended August 31, 2005.

13.	CONTINGENCIES

Buy/Sell Agreement
The Company has the option to purchase the shares of a stockholder if such shares are not purchased by the other stockholders under the terms of a buy/sell agreement.  The purchase price of the shares is determined annually by the stockholders, but if not so determined the purchase price is determined based on an appraisal by a qualified business appraiser.  In the amended agreement dated January 30, 2006, the purchase price was established at $30 per share.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following chart includes the pro forma condensed consolidated statement of operations of the Company and Nutritional Specialties, Inc. for the period ended March 31, 2007.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Period Ended March 31, 2007

	Historical
	Baywood International, Inc.	Nutritional Specialties, Inc.	Pro Forma Adjustments		Pro Forma Combined

NET SALES	$206,133	$3,234,803	$-		$3,440,936

COST OF SALES	97,357	1,713,110	-		1,810,467
Gross profit	108,776	1,521,693	-		1,630,469

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Marketing expenses	49,031	595,836	-		644,867
General and administrative expenses	155,092	217,351	-		372,443
Amortization	-		-	(1)	-
Depreciation	898	3,621	-		4,519
Total selling, general and administrative expenses	205,021	816,808	-		1,021,829
Operating income (loss)	(96,245)	704,885	-		608,640

OTHER INCOME (EXPENSE):
Interest income	-	-	-		-
Miscellaneous expense	-	-	-		-
Other Income	-	25,219	-		25,219
Interest expense	(131,764)	(17,770)	(89,572	)(2)	(239,106)
Debt discount amortization			(329,064	)(3)	(329,064)
Debt acquisition cost amortization			(204,277	)(4)	(204,277)
Total other expense	(131,764)	7,449	(622,913)		(747,228)

INCOME (LOSS) BEFORE INCOME TAXES	(228,009)	712,334	(622,913)		(138,588)

INCOME TAX PROVISION	-	-	63,034	(3)	63,034

NET INCOME (LOSS)	$(228,009)	$712,334	$(685,947)		$(201,622)

BASIC NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A	$-	(4)	$(0.01)

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A	$-	(4)	$(0.01)

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	42,667,288	N/A	-		42,667,288

(1)
The excess of the purchase price over the fair value of the assets acquired is allocated to goodwill. For the purpose of these proforma financial statements, the entire amount is being allocated to goodwill.  Goodwill is not amortized but is tested for impairment in value annually. If determined to be impaired, goodwill is written down to its estimated fair value. If there are any intangibles that have an estimated useful life, those intangibles are amortized to expense over the estimated useful lives using the straight lone method. Amortization, if any, is a non-cash charge to earnings and, as such, does not affect our cash flow. We do not anticipate a material change in the final allocation of purchase price over fair value as compared to the pro forma statements provided herein.

(2)	Proforma interest expense is related to the acquisition debt of $5,800,000. Interest rates range from 8% to 12% and maturities range from June, 2007 through April, 2010.

(3)
Warrants to purchase common shares were issued to certain noteholders and to the placement agent for services in connection with raising the debt and equity financing. The value of the warrants was computed using the Black Scholes method and expire in five years. The value of the warrants attributable to the debt amounts to $867,890 and is being amortized over the term of the related debt based on the timing of the principal payments. Amortization is a non cash charge to earnings and as such does not effect our cash flow.

(4)
We incurred various costs relating to the issuance of  the notes payable that are described as debt acquisition costs on the balance sheet. These costs will be amortized as additional interest costs over the terms of the related notes which range between 2007 and 2010. Amortization is a non cash charge to earnings and as such does not effect our cash flow.

(5)
Nutritional Specialties, Inc. files its federal and state income tax returns as a S Corporation. As such its stockholders include the Company's taxable income on their personal income tax returns. The combined entity will file its tax returns as a C corporation and as such will be subject to federal and state income taxes. Deferred income taxes are recorded to recognize future tax benefits or obligations resulting from temporary differences in the basis of assets and liabilities for accounting and tax purposes. In addition a deferred tax asset may be recorded for the future tax benefit of a  net operating loss carryforward.

Deferred income taxes and the provision for income taxes is computed as follows:

Deferred tax assets
Net operating losses	$312,200
Less valuation allowance	(312,200)

Deferred tax liability
Future liability for amortization of goodwill	(63,034)

Net deferred tax liability	$(63,034)

Income taxes are computed at a combined federal and state rate of 40%.

A valuation allowance for the future benefit of the net operating loss  carryforward is established because of the uncertainty of its future utilization.

(4)	An additional 22,000,000 shares have been added to the weighted average shares outstanding, representing shares issued to the sellers in connection with the acquisition.

Note:	We intend to eliminate certain general and administrative expenses related to reductions in rent and payroll as facilities are consolidated and duplicate positions are eliminated.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
3/31/2007
(UNAUDITED)

	Historical
	Baywood International, Inc.	Nutritional Specialties, Inc.	Pro Forma Adjustments		Pro Forma Combined

ASSETS

CURRENT ASSETS
Cash and equivalents	$34,968	$509,441	$1,060,301	(8)	$1,604,710
Accounts receivable	43,605	1,086,912	-		1,130,517
Inventories	72,798	1,084,314	-		1,157,112
Prepaid expenses and other current assets	27,414	65,426	-		92,840
Total current assets	178,785	2,746,093	1,060,301		3,985,179

NON CURRENT ASSETS
Excess of purchase price over fair value of tangible assets	-	-	9,455,086	(2)	9,455,086
Other non-current assets	453,000	100,000	(423,000	)(3)	130,000
Property and equipment	26,685	15,646	-		42,331
Debt acquisition costs			952,053	(4)	952,053
				(5)
Accumulated amortization of debt acquisition costs			(204,277	)(5)	(204,277)
Total non-current assets	479,685	115,646	9,779,862		10,375,193

Total assets	$658,470	$2,861,739	$10,840,163		$14,360,372

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$903,649	$832,814	$-		$1,736,463
Interest payable	333,202	-	-		333,202
Accrued liabilities	748,787	246,756	-		995,543
Bank line of credit	-	101,506	-		101,506
Notes payable	1,661,727	102,057	(300,000	)(6)	1,463,784
Notes payable- Lifetime Acquisition	-	-	2,487,500	(4)	2,487,500
Deferred income tax liability			63,034	(9)	63,034
Total current liabilities	3,647,365	1,283,133	2,250,534		7,181,032

Notes payable	-	973,288	3,312,500	(4)	4,285,788
Less Discount(net of amortization)	-	-	(538,826	)(5)	(538,826)
Net	-	973,288	2,773,674		3,746,962

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value, 10,000,000 shares authorized
Class A, 35,000 shares issued and outstanding	35,000	-	-		35,000
Class F, 11,710 shares issued and outstanding; stated value of $936,800	11,710	-	-		11,710
Class G, 200,000 shares issued and outstanding	200,000	-	-		200,000
Class H, 350,000 shares issued and outstanding	350,000	-	-		350,000
Class I, 521,500 shares issued and outstanding, $.001 par value	-	-	521	(6)	521
Common stock, $.001 par value, 50,000,000 shares authorized, 32,768,235 shares issued and outstanding	42,667	-	22,000	(1)	64,667
Common stock		40,000	(40,000	)(2)	-
Additional paid-in capital	10,705,990	107,000	6,977,699	(5)	17,790,689
				(6)
				(7)
Accumulated other comprehensive loss	(7,500)	-	-		(7,500)
Accumulated deficit	(14,326,762)	-	-		(14,326,762)
Retained Earnings	-	1,658,318	(1,658,318	)(2)	-
Proforma adjustments			(685,947)		(685,947)
Less: Treasury stock	-	(1,200,000)	1,200,000	(2)	-
Total stockholders' equity (deficit)	(2,988,895)	605,318	5,815,955		3,432,378
Total liabilities and stockholders' equity	$658,470	$2,861,739	$10,840,163		$14,360,372

(1)
We issued 22,000,000 shares of our common stock to the sellers as part of the purchase price that is valued at current trading price of $0.05 per share.  Common stock was increased for the par value of $.001per share with the balance of $1,078,000 included in additional paid in capital.

(2)	The total purchase price is as follows:

Cash	$7,660,404
Notes payable- sellers	1,300,000
Common stock	1,100,000
10,060,404
Net equity of acquired company	(605,318)
Total	$9,455,086

The notes payable consist of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, and a five-year warrant to purchase 700,000 shares of our common stock at an exercise price of $.05 per share. The 8% convertible notes are convertible into shares of common stock at a conversion price of $.05 per share subject to various adjustments.

The proforma consolidated financial statements are prepared by combining the assets and liabilities of the entities at their book values which approximate their fair values. The excess of the purchase price over the carrying values of the assets and liabilities is being recorded as an intangible asset. This asset will be tested for impairment annually and will be written down to fair value if less than the recorded cost.

The stockholders' equity of the acquired company, Nutritional Specialties, Inc.(Lifetime) is eliminated through these consolidation and proforma adjustments.

(3)
We paid various professional fees in connection with the Lifetime acquisition. These expenses are being allocated between costs of the investment in Lifetime, the raising of debt financing and the raising of equity.

(4)
In connection with the acquisition, we raised $4,500,000 from (i) the issuance of 10% notes in the aggregate principal amount of $1,000,000, (ii) the issuance of a 12% 2007 bridge note in the principal amount of $2,000,000, and (iii) bank financing in the aggregate principal amount of $1,500,000.

Total indebtedness incurred in the acquisition is as follows:

10% notes, interest payable monthly and principal payments of $166,667 in February, 2008 and $833,333 in February, 2009	$1,000,000

12% subordinated bridge note payable on June 30, 2007	2,000,000

Bank financing payable in monthly payments of interest and principal of $19,801 through March, 2010 and a final payment of $1,210,977 in April, 2010. Interest is at 9.75 percent. Bank financing consisted of a $1,500,000 term loan and a line of credit of $500,000 for a total of $2,000,000. As of the date of these pro formas, we had not drawn on the credit line.	1,500,000

Seller notes with interest payable monthly at 8% and principal payable quarterly through March, 2009	1,300,000

Total	$5,800,000

Current	$2,487,500
Long term	3,312,500
Total	$5,800,000

Fees paid to the placement agent and other  professional fees incurred in connection with the debt are recorded as debt acquisition costs. These costs will be amortized to expense over the terms of the related debt.

(5)
We issued warrants to (i) the sellers to acquire 700,000 shares of our common stock at $.05per share, (ii) the purchasers of the 10% notes to purchase 10,000,000 shares of common stock at an exercise price of $.02 per share, ' (iii) and the purchaser of the 12% 2007 bridge notes to purchase 4,000,000 shares of common stock at an exercise price of $.05 per share. In addition, we issued warrants to Northeast Securities, Inc. to purchase 18,483,750 shares of common stock at an exercise price of $.04 per share. Northeast Securities, Inc. was the exclusive placement agent and was issued the warrants for their services in connection with the placement of the equity and certain of the notes.

Using the Black-Scholes option pricing model, the value of these warrants is determined to be an average $0.0589 per warrant. The value assigned to the warrants relating to the debt is recorded as a discount of the debt and an addition to additional paid in capital. The value of the warrants issued and other amounts paid to Northeast Securities, Inc. for their services as placement agent is allocated between debt acquisition cost and additional paid in capital as a cost of raising the financing.

The value of the warrants issued and other amounts paid for the debt acquisition will be amortized over the terms of the related notes which range between 2007 and 2010. The value of the warrants attributable to the debt discount will be amortized over the term of the related debt based on the timing of the principal payments.

See also (6) below relating to warrants issued to purchasers of the Series I 8% cumulative convertible preferred stock.

(6)
In connection with the acquisition, we issued 104.3 units consisting of 5,000 shares per unit of Series I 8% cumulative convertible preferred stock, convertible into 1,250,000 shares of common stock at $.04 per share, and a five year warrant to purchase 250,000 shares at an exercise price of $.02 per share to a group of accredited investors. As part of the offering, $300,000 of our outstanding indebtedness was converted into shares of Series I preferred stock.

(7)
Additional paid in capital includes the amounts received in excess of the par value of the common and preferred shares issued and the value of the warrants issued to certain note holders,  the placement agent and the investors in the preferred stock. It is also being reduced for the costs incurred in connection with raising the equity.

(8)
The proforma adjustment for cash consists of the cash raised through the offering less the amount paid for the acquisition and less the amount paid for interest on the acquisition debt during the proforma period.

(9)	The deferred income tax liability is recorded to recognize a future income tax obligation caused by goodwill being amortized for tax purposes and not for accounting purposes.

The Company’s stock price has traded in range of $0.02 to $0.16 per share over the prior five year period and a range of $.04 to $.10 for February, March and April of 2007. These proforma statements value the common shares issued at $.05 per share which is management's estimate of an average value in the period around the time of the acquisition. The warrants are valued at $.07 per share which was the trading price on March 31, 2007, the effective date of the transaction.

These proforma financial statements present the proforma financial position of the combined entity assuming the transaction occurred on January 1, 2007 The acquisition closed on April 5, 2007, effective March 31, 2007. Management does not believe that the final purchase price will vary materially from the proforma purchase price.

For purposes of this pro forma presentation, it is assumed that there are no significant differences from the carrying value of tangible net assets of the sellers and the fair value of such net assets at the time of the acquisition.  At this time, we cannot estimate the allocation of the excess purchase price over the fair value of net assets acquired among amortizable intangibles, if any, and goodwill.  The actual allocation could be based on a third party valuation of the seller's net assets and such allocation could vary from that presented above.  However, we do not anticipate a material change in the final allocation of purchase price over the fair value as compared to the allocation presented above.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006

	Historical
	Baywood International, Inc.	Nutritional Specialties, Inc.	Pro Forma Adjustments		Pro Forma Combined

NET SALES	$1,077,929	$11,981,956	$-		$13,059,885

COST OF SALES	560,862	6,843,355	-		7,404,217
Gross profit	517,067	5,138,601	-		5,655,668

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Marketing expenses	239,025	2,440,647	-		2,679,672
General and administrative expenses	625,820	1,359,455	-		1,985,275
Amortization			-	(1)	-
Depreciation	5,260	14,484	-		19,744
Total selling, general and administrative expenses	870,105	3,814,586	-		4,684,691
Operating income (loss)	(353,038)	1,324,015	-		970,977

OTHER INCOME (EXPENSE):
Interest income	272	-	-		272
Miscellaneous expense	-	-	-		-
Other Income	-	26,795	-		26,795
Interest expense	(271,744)	(42,225)	(392,387	)(2)	(706,356)
Debt discount amortization			(601,059	)(3)	(601,059)
Debt acquisition cost amortization			(260,597	)(4)	(260,597)
Total other expense	(271,472)	(15,430)	(1,254,043)		(1,540,945)

INCOME (LOSS) BEFORE INCOME TAXES	(624,510)	1,308,585	(1,254,043)		(569,968)

INCOME TAX PROVISION	-	-	270,438	(5)	270,438

NET INCOME (LOSS)	$(624,510)	$1,308,585	$(1,524,481)		$(840,406)

BASIC NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A (6)	$-	(6)	$(0.03)

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A	$-	(6)	$(0.03)

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	42,001,918	N/A	-		42,001,918

(1)
The excess of the purchase price over the fair value of the assets acquired is allocated to goodwill.  For the purpose of these proforma financial statements, the entire amount is being allocated to goodwill. Goodwill is not amortized but is tested for impairment in value annually. If determined to be impaired, goodwill is written down to its estimated fair value. If there are any intangibles that have an estimated useful life, those intangibles are amortized to expense over the estimated useful lives using the straight lone method. Amortization, if any, is a non-cash charge to earnings and, as such, does not affect our cash flow.  We do not anticipate a material change in the final allocation of purchase price over fair value as compared to the pro forma statements provided herein.

(2)	Pro forma interest expense is related to the acquisition debt of $5,800,000. Interest rates range from 8% to 12% and maturities range from June, 2007 through April, 2010.

(3)
Warrants to purchase common shares were issued to certain noteholders and to the placement agent for services in connection with raising the debt and equity financing. The value of the warrants was computed using the Black Scholes method and expire in five years. The value of the warrants attributable to the debt amounts to $867,890 and is being amortized over the term of the related debt based on the timing of the principal payments. Amortization is a non cash charge to earnings and as such does not effect our cash flow.

(4)
We incurred various costs relating to the issuance of  the notes payable that are described as debt acquisition costs on the balance sheet. These costs will be amortized as additional interest costs over the terms of the related notes which range between 2007 and 2010. Amortization is a non cash charge to earnings and as such does not effect our cash flow.

(5)
Nutritional Specialties, Inc. files its federal and state income tax returns as a S Corporation. As such its stockholders include the Company's taxable income on their personal income tax returns. The combined entity will file its tax returns as a C corporation and as such will be subject to federal and state income taxes. Deferred income taxes are recorded to recognize future tax benefits or obligations resulting from temporary differences in the basis of assets and liabilities for accounting and tax purposes. In addition a deferred tax asset may be recorded for the future tax benefit of a  net operating loss carryforward.

Deferred income taxes and the provision for income taxes is computed as follows:

Deferred tax assets
Net operating losses	$772,000
Less valuation allowance	(772,000)

Deferred tax liability
Future liability for amortization of goodwill	(270,438)

Net deferred tax liability	$(270,438)

Income taxes are computed at a combined federal and state rate of 40%.

A valuation allowance for the future benefit of the net operating loss  carryforward is established because of the uncertainty of its future utilization.

(4)	An additional 22,000,000 shares have been added to the weighted average shares outstanding, representing shares issued to the sellers in connection with the acquisition.

Note:	We intend to eliminate certain general and administrative expenses related to reductions in rent and payroll as facilities are consolidated and duplicate positions are eliminated.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
12/31/2006
(UNAUDITED)

	Historical
	Baywood International, Inc.	Nutritional Specialties, Inc.	Pro Forma Adjustments		Pro Forma Combined

ASSETS

CURRENT ASSETS
Cash and equivalents	$22,200	$103,838	$757,486	(8)	$883,524
Accounts receivable	45,789	891,940	-		937,729
Inventories	76,644	1,016,588	-		1,093,232
Prepaid expenses and other current assets	64,727	60,675	-		125,402
Total current assets	209,360	2,073,041	757,486		3,039,887

NON CURRENT ASSETS
Excess of purchase price over fair value of tangible assets	-	-	10,141,418	(2)	10,141,418
Other non-current assets	243,500	100,000	(242,000	)(3)	101,500
Property and equipment	27,584	19,267	-		46,851
Debt acquisition costs	-	-	893,052	(4)	893,052
			(5)
Accumulated amortization of debt acquisition costs			(260,597	)(5)	(260,597)
Total non-current assets	271,084	119,267	10,531,873		10,922,224

Total assets	$480,444	$2,192,308	$11,289,359		$13,962,111

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$706,401	$368,300	$-		$1,074,701
Interest payable	298,217	-	-		298,217
Accrued liabilities	715,786	533,487	-		1,249,273
Bank line of credit	-	307,257	-		307,257
Notes payable	1,514,321	93,004	(300,000	)(6)	1,307,325
Notes payable- Lifetime Acquisition	-	-	2,487,500	(4)	2,487,500
Deferred income tax liability			270,438	(9)	270,438
Total current liabilities	3,234,725	1,302,048	2,457,938		6,994,711

Notes payable	-	997,274	3,312,500	(4)	4,309,774
Less Discount(net of amortization)	-	-	(266,831	)(5)	(266,831)
Net	-	997,274	3,045,669		4,042,943

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value, 10,000,000 shares authorized
Class A, 35,000 shares issued and outstanding	35,000	-	-		35,000
Class F, 11,710 shares issued and outstanding; stated value of $936,800	11,710	-	-		11,710
Class G, 200,000 shares issued and outstanding	200,000	-	-		200,000
Class H, 350,000 shares issued and outstanding	350,000	-	-		350,000
Class I, 521,500 shares issued and outstanding, $.001 par value	-	-	521	(6)	521
Common stock, $.001 par value, 50,000,000 shares authorized, 32,768,235 shares issued and outstanding	42,667	-	22,000	(1)	64,667
Common stock	-	40,000	(40,000	)(2)	-
Additional paid-in capital	10,705,990	107,000	7,073,698	(5)	17,886,688
			(6)
			-	(7)
Accumulated other comprehensive loss	(36,000)	-	-		(36,000)
Accumulated deficit	(14,063,648)		-		(14,063,648)
Retained Earnings	-	945,986	(945,986	)(2)	-
Proforma adjustments			(1,524,481)		(1,524,481)
Treasury stock	-	(1,200,000)	1,200,000	(2)	-
Total stockholders' equity (deficit)	(2,754,281)	(107,014)	5,785,752		2,924,457
Total liabilities and stockholders' equity	$480,444	$2,192,308	$11,289,359		$13,962,111

(1)
We issued 22,000,000 shares of our common stock to the sellers as part of the purchase price that is valued at current trading price of $0.05 per share.  Common stock was increased for the par value of $.001per share with the balance of $1,078,000 included in additional paid in capital.

(2)	The total purchase price is as follows:

Cash	$7,634,404
Notes payable- sellers	1,300,000
Common stock	1,100,000
10,034,404
Estimated liabilities in excess of tangible assets acquired	107,014
Total	$10,141,418

The notes payable consist of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, and a five-year warrant to purchase 700,000 shares of our common stock at an exercise price of $.05 per share. The 8% convertible notes are convertible into shares of common stock at a conversion price of $.05 per share subject to various adjustments.

The proforma consolidated financial statements are prepared by combining the assets and liabilities of the entities at their book values which approximate their fair values. The excess of the purchase price over the carrying values of the assets and liabilities is being recorded as an intangible asset. This asset will be tested for impairment annually and will be written down to fair value if less than the recorded cost.

The stockholders' equity of the acquired company, Nutritional Specialties, Inc.(Lifetime) is eliminated through these consolidation and proforma adjustments.

(3)
During 2006 we paid various professional fees in connection with the Lifetime acquisition. These expenses were deferred at December 31, 2006 and allocated as a cost of the investment in Lifetime, the raising of debt and the raising of equity.

(4)
In connection with the acquisition, we raised $4,500,000 from (i) the issuance of 10% notes in the aggregate principal amount of $1,000,000, (ii) the issuance of a 12% 2007 bridge note in the principal amount of $2,000,000, and (iii) bank financing in the aggregate principal amount of $1,500,000.

Total indebtedness incurred in the acquisition is as follows:

10% notes, interest payable monthly and principal payments of $166,667 in February, 2008 and $833,333 in February, 2009	$1,000,000

12% subordinated bridge note payable on June 30, 2007	2,000,000

Bank financing payable in monthly payments of interest and principal of $19,801 through March, 2010 and a final payment of $1,210,977 in April, 2010. Interest is at 9.75 percent. Bank financing consisted of a $1,500,000 term loan and a line of credit of $500,000 for a total of $2,000,000. As of the date of these pro formas, we had not drawn on the credit line.	1,500,000

Seller notes with interest payable monthly at 8% and principal payable quarterly through March, 2009	1,300,000

Total	$5,800,000

Current	$2,487,500
Long term	3,312,500

Total	$5,800,000

(5)
We issued warrants to (i) the sellers to acquire 700,000 shares of our common stock at $.05per share, (ii) the purchasers of the 10% notes to purchase 10,000,000 shares of common stock at an exercise price of $.02 per share, '(iii) and the purchaser of the 12% 2007 bridge notes to purchase 4,000,000 shares of common stock at an exercise price of $.05 per share. In addition, we issued warrants to Northeast Securities, Inc. to purchase 18,483,750 shares of common stock at an exercise price of $.04 per share. Northeast Securities, Inc. was the exclusive placement agent and was issued the warrants for their services in connection with the placement of the equity and certain of the notes.

Using the Black-Scholes option pricing model, the value of these warrants is determined to be an average $0.0589 per warrant. The value assigned to the warrants relating to the debt is recorded as a discount of the debt and an addition to additional paid in capital. The value of the warrants issued and other amounts paid to Northeast Securities, Inc.for their services as placement agent is allocated between debt acquisition cost and additional paid in capital as a cost of raising the financing.

The value of the warrants issued and other amounts paid for the debt acquisition will be amortized over the terms of the related notes which range between 2007 and 2010. The value of the warrants attributable to the debt discount will be amortized over the term of the related debt based on the timing of the principal payments.

See also (6) below relating to warrants issued to purchasers of the Series I 8% cumulative convertible preferred stock.

(6)
In connection with the acquisition, we issued 104.3 units consisting of 5,000 shares per unit of Series I 8% cumulative convertible preferred stock, convertible into 1,250,000 shares of common stock at $.04 per share, and a five year warrant to purchase 250,000 shares at an exercise price of $.02 per share to a group of accredited investors. As part of the offering, $300,000 of our outstanding indebtedness was converted into shares of the Series I preferred stock.

(7)
Additional paid in capital includes the amounts received in excess of the par value of the common and preferred shares issued and the value of the warrants issued to certain note holders, the placement agent and the investors in the preferred stock. It is also being reduced for the costs incurred in connection with raising the equity.

(8)
The proforma adjustment for cash consists of the cash raised through the offering less the amount paid for the acquisition and less the amount paid for interest on the acquisition debt during the proforma period.

(9)	The deferred income tax liability is recorded to recognize a future income tax obligation caused by goodwill being amortized for tax purposes and not for accounting purposes.

The Company’s stock price has traded in range of $0.02 to $0.16 per share over the prior five year period and a range of $.04 to $.10 for February, March and April of 2007. These proforma statements value the common shares issued at $.05 per share which is management's estimate of an average value in the period around the time of the acquisition. The warrants are valued at $.07 per share which was the trading price on March 31, 2007, the effective date of the transaction.

These proforma financial statements present the proforma financial position of the combined entity assuming the transaction occurred on January 1, 2006 The acquisition closed on April 5, 2007, effective March 31, 2007. Management does not believe that the final purchase price will vary materially from the proforma purchase price.

For purposes of this pro forma presentation, it is assumed that there are no significant differences from the carrying value of tangible net assets of the sellers and the fair value of such net assets at the time of the acquisition. At this time, we cannot estimate the allocation of the excess purchase price over the fair value of net assets acquired among amortizable intangibles and goodwill. The actual allocation could be based on a third party valuation of the seller's net assets and such allocation could vary from that presented above.  However, we do not anticipate a material change in the final allocation of purchase price over the fair value as compared to the allocation presented above.

REASON FOR AND GENERAL EFFECT OF THE REVERSE SPLIT

If we implement a reverse split, the immediate effect will be to reduce the number of shares of the outstanding common stock and to increase the trading price of such common stock. However, the effect of any effected reverse split upon the market price of the common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the common stock after the reverse split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse split or remain at an increased level for any period. Also, there is no assurance that a reverse stock split would not eventually lead to a decrease in the trading price of the common stock. The trading price of the common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

EFFECTS OF A REVERSE SPLIT ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

If we implement a reverse split, the number of shares of our common stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse split by the selected exchange ratio, and then rounding up to the nearest whole share. We would not pay cash to each stockholder in respect of any fractional interest in a share resulting from the reverse stock split. The reverse split would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

EFFECT OF A REVERSE SPLIT ON OPTIONS, WARRANTS AND OTHER SECURITIES

In addition, all outstanding options, warrants and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of a reverse split, as required by the terms of these securities. In particular, proportionate adjustments would be made to the exercise price per share and the number of shares issuable upon the exercise of all outstanding options, entitling the holders to purchase shares of our common stock, which would result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split. Also, the number of shares reserved for issuance under any existing employee stock option plans would be reduced proportionally based on the selected exchange ratio of the reverse split.

OTHER EFFECTS OF A REVERSE SPLIT ON OUTSTANDING SHARES

If a reverse split is implemented, the rights and preferences of the outstanding shares of the common stock would remain the same after the reverse split. Each share of common stock issued pursuant to the reverse split would be fully paid and nonassessable.

If a reverse split is implemented, it would result in some stockholders owning "odd-lots" of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

AUTHORIZED SHARES OF COMMON STOCK

The reverse split, if implemented, would not change the number of authorized shares of the common stock as designated by our Amended Articles of Incorporation, as amended. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase.

The additional shares of common stock that will become available for issuance could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the reverse split has been prompted by business and financial considerations, stockholders nevertheless should be aware that a reverse spit could facilitate future efforts by Company management to deter or prevent a change in control of the Company. The Board has no plans to use any of the additional shares of common stock that would become available following the approval of the reverse split, if any, for any such purposes.

ACCOUNTING CONSEQUENCES OF A REVERSE SPLIT

The par value per share of our common stock would remain unchanged if we implemented a reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the selected exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value would be increased because there would be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

FRACTIONAL SHARES RESULTING FROM A REVERSE SPLIT, IF IMPLEMENTED

We will not issue fractional shares in connection with a reverse split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock to stockholders who would otherwise be entitled to receive fractional shares of common stock following a reverse split, we will pay cash for any fractional shares which would result from a reverse split.

IMPLEMENTATION OF REVERSE SPLIT

Our Board of Directors has adopted a resolution authorizing us to amend our Amended Articles of Incorporation, as amended, to increase the authorized shares of our common stock and to effectuate a reverse split of our issued and outstanding shares of common stock. If the Board elects to implement the reverse split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the selected exchange ratio for the reverse split. The par value and number of authorized shares of the common stock would remain unchanged.  The authority to effectuate a reverse split is reflected in our proposed Articles of Amendment included with this proxy as Exhibit B.

CHANGE OF STATED PAR VALUE

We are proposing to modify the par value of our Preferred Stock to change from a stated par value of $1.00 per share to a par value of $0.001 per share. Par value is used to designate the lowest value for which we can sell our stock, and is used in valuing the common stock on our Balance Sheet. Par value is often used by the Secretary of State in the state of incorporation as a convenient way of assessing filing fees and other charges against a corporation. The change to a lower par value for our Preferred Stock will result in a reclassification of charges on our balance sheet, shifting values within the "Shareholders’ Equity" category between the "Preferred Stock" line item and the "Additional Paid in Capital" line item. This reclassification will not affect the net value of the "Shareholders’ Equity" line item, and thus will not affect the overall Balance Sheet values. The change will not affect our Profit and Loss statement.

IMPACT OF PROPOSAL TO STOCKHOLDERS

There will be no material change to stockholders. In the future, new stock certificates will be issued bearing the new par value per share of Preferred Stock, but this will in no way effect the validity of your current stock certificates.

EFFECTIVE DATE

Under applicable federal securities laws, the Amendment to decrease the par value of our Preferred Stock cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The Par Value Decrease Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement is mailed to our stockholders.  The decrease of the par value of our Preferred Stock is reflected in our proposed Articles of Amendment included with this proxy as Exhibit C.

COSTS AND MAILING

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the SEC relating to its business, financial condition and other matters. Such reports and other information may be inspected at the public reference facility maintained by the Securities and Exchange Commission (the "SEC") at 100 F Street, N.E., Room 1508, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. You may obtain information on the operations of the SEC’s public reference room in Washington, DC by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

EXHIBIT A

ARTICLES OF AMENDMENT

TO THE

AMENDED ARTICLES OF INCORPORATION,

AS AMENDED

OF

BAYWOOD INTERNATIONAL, INC.

Baywood International, Inc., a corporation organized and existing under Nevada's Revised Statutes (the "Corporation"), DOES HEREBY CERTIFY:

ONE: The following amendments of the Articles of Incorporation, as amended, were approved by the stockholders of the corporation on November 20, 2006 in the manner required by the Articles of Incorporation, as amended:

(1) RESOLVED, that Article Four of the Articles of Incorporation, as amended, of Baywood International, Inc. is hereby amended to read as follows:

"The amount of the total authorized common stock the corporation has the authority to issue is 500,000,000 shares of common stock, each having  a par value of $0.001 per share.  Each share of common stock issued and outstanding shall be entitled to one vote on all matters.  Dividends shall be declared and paid only out of funds legally available therefor. Shares of such stock may be issued for such consideration and for such corporation purposes as the Board of Directors may from time to time determine.  Fully paid stock of this corporation shall not be liable to any further call or assessment.

The corporation has the authority to issue 10,000,000 shares of Preferred Stock, each having a par value of $1.00 per share.  The corporation is empowered to issue newly authorized Preferred Stock in lieu of debt or to capitalize the corporation as long as the issuance conforms to applicable state and federal law; and that notwithstanding any other provision in the Articles of Incorporation to the contrary, authority is vested in the Board of Directors to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, conversion features, restrictions and relative rights of each class or series of stock that the foregoing may be fixed and determine by resolution of the Board of Directors, without further amendment to the Articles of Incorporation.”

TWO: The amendment to the Articles of Incorporation, as amended, herein certified has been duly adopted in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Articles of Incorporation, as amended, to be signed by its duly authorized officer this August __, 2007.

Baywood International, Inc.

By:

_____________________________
Neil Reithinger
Chief Executive Officer

EXHIBIT B

ARTICLES OF AMENDMENT

TO THE

AMENDED ARTICLES OF INCORPORATION,

AS AMENDED

OF

BAYWOOD INTERNATIONAL, INC.

Baywood International, Inc., a corporation organized and existing under Nevada's Revised Statutes (the "Corporation"), DOES HEREBY CERTIFY:

ONE: The following amendments of the Articles of Incorporation, as amended, were approved by the stockholders of the corporation on November 20, 2006 in the manner required by the Articles of Incorporation, as amended:

(1) RESOLVED, that Article Thirteen of the Articles of Incorporation, as amended, of Baywood International, Inc. is hereby amended to read as follows:

"The Board of Directors is authorized, without further approval of the stockholders, to take all steps necessary to effect, or in its discretion not to effect, a reverse split of the Common Stock of the Corporation on the basis of a ratio within the range of TWO to TWENTY PRE-SPLIT shares for every one POST-SPLIT share of Common Stock, with the ratio to be selected and implemented by the Corporation’s Board of Directors in its sole discretion, and further that the Board of Director be authorized to take all others actions necessary and appropriate to effect such Reverse Split if so required”

TWO: The amendment to the Articles of Incorporation, as amended, herein certified has been duly adopted in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Articles of Incorporation, as amended, to be signed by its duly authorized officer this August __, 2007.

Baywood International, Inc.

By:
_____________________________
Neil Reithinger
Chief Executive Officer

EXHIBIT C

ARTICLES OF AMENDMENT

TO THE

AMENDED ARTICLES OF INCORPORATION,

AS AMENDED

OF

BAYWOOD INTERNATIONAL, INC.

Baywood International, Inc., a corporation organized and existing under Nevada's Revised Statutes (the "Corporation"), DOES HEREBY CERTIFY:

ONE: The following amendments of the Articles of Incorporation, as amended, were approved by the stockholders of the corporation on November 20, 2006 in the manner required by the Articles of Incorporation, as amended:

(1) RESOLVED, that Article Four of the Articles of Incorporation, as amended, of Baywood International, Inc. is hereby amended to read as follows:

"The amount of the total authorized common stock the corporation has the authority to issue is 200,000,000 shares of common stock, each having a par value of $0.001 per share.  Each share of common stock issued and outstanding shall be entitled to one vote on all matters.  Dividends shall be declared and paid only out of funds legally available therefor. Shares of such stock may be issued for such consideration and for such corporation purposes as the Board of Directors may from time to time determine.  Fully paid stock of this corporation shall not be liable to any further call or assessment.

The corporation has the authority to issue 10,000,000 shares of Preferred Stock, each having a par value of $0.001 per share.  The corporation is empowered to issue newly authorized Preferred Stock in lieu of debt or to capitalize the corporation as long as the issuance conforms to applicable state and federal law; and that notwithstanding any other provision in the Articles of Incorporation to the contrary, authority is vested in the Board of Directors to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, conversion features, restrictions and relative rights of each class or series of stock that the foregoing may be fixed and determine by resolution of the Board of Directors, without further amendment to the Articles of Incorporation.”

TWO: The amendment to the Articles of Incorporation, as amended, herein certified has been duly adopted in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Articles of Incorporation, as amended, to be signed by its duly authorized officer this August __, 2007.

Baywood International, Inc.

By:
_____________________________
Neil Reithinger
Chief Executive Officer